Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 15	Trade Date: 11/18/02
(To Prospectus dated July 22, 2002)	Issue Date: 11/21/02

The date of this Pricing Supplement is November 18, 2002

CUSIP or Common Code:	41013MCR9	41013MCS7	41013MCT5	41013MCU2
Price to Public:	100.000%	100.000%	100.000%	100.000%
Proceeds to Issuer:	$1,770,120.00	$525,538.00	$945,600.00	$355,665.00
Discounts and Commissions:	1.000%	1.400%	1.500%	1.750%
Reallowance:	0.150%	0.200%	0.200%	0.275%
Dealer:	99.200%	98.800%	98.800%	98.600%
Maturity Date:	11/15/07	11/15/10	11/15/12	11/15/14
Stated Annual Interest Rate:	3.450%	4.150%	4.650%	4.750%
Interest Payment Frequency:	Monthly	Monthly	Monthly	Monthly
First Payment Date:	12/15/02	12/15/02	12/15/02	12/15/02
Additional Amounts:	N/A	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes	Yes
Callable by Issuer:	No	No	No	No
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A
Original Issue Discount[1]:	N/A	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A	N/A

1    For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488
Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 15	Trade Date: 11/18/02
(To Prospectus dated July 22, 2002)	Issue Date: 11/21/02

The date of this Pricing Supplement is November 18, 2002

CUSIP or Common Code:	41013MCV0	41013MCW8	41013MCX6
Price to Public:	100.000%	100.000%	100.000%
Proceeds to Issuer:	$2,312,800.00	$1,042,275.00	$4,566,860.00
Discounts and Commissions:	2.000%	2.500%	2.750%
Reallowance:	0.350%	0.350%	0.350%
Dealer:	98.350%	97.850%	97.600%
Maturity Date:	11/15/17	11/15/22	11/15/27
Stated Annual Interest Rate:	5.250%	5.400%	5.600%
Interest Payment Frequency:	Monthly	Monthly	Monthly
First Payment Date:	12/15/02	12/15/02	12/15/02
Additional Amounts:	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes
Callable by Issuer:	Yes	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	11/15/05 Callable one time only at 100% on call date above with 30 days notice.	11/15/06 Callable one time only at 100% on call date above with 30 days notice.	11/15/07 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A

2    For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.